Exhibit 99.1
Investor Relations Contact:
Shanye Hudson, (510) 661-1600
shanye.hudson@seagate.com

Media Contact:
Gregory Belloni, (415) 235-9092
gregory.belloni@seagate.com

SEAGATE TECHNOLOGY REPORTS FOURTH QUARTER AND FISCAL YEAR 2021 FINANCIAL RESULTS
Fiscal Q4 2021 Highlights
–Revenue of $3.01 billion
–GAAP operating margin of 16.8%; non-GAAP operating margin of 18.1%
–GAAP diluted earnings per share (EPS) of $2.07; non-GAAP diluted EPS of $2.00
–Cash flow from operations of $478 million and free cash flow of $354 million
–Revenue from mass capacity storage markets increased 29% year-over-year and represented 69% of FQ4 HDD revenue

Fiscal Year 2021 Highlights
–Revenue of $10.68 billion
–GAAP operating margin of 14.0%; non-GAAP operating margin of 15.4%
–GAAP diluted EPS of $5.36; non-GAAP diluted EPS of $5.64
–Cash flow from operations of $1.6 billion and free cash flow of $1.1 billion
–Returned $2.7 billion to shareholders through dividends and share repurchases
–Revenue from mass capacity storage markets increased 15% year-over-year and represented 65% of annual HDD revenue

FREMONT, CA – July 21, 2021 - Seagate Technology Holdings plc (NASDAQ: STX) (the “Company” or “Seagate”) today reported financial results for its fourth quarter and fiscal year ended July 2, 2021.

“Seagate delivered very strong June quarter results achieving the highest revenue in the last 6 years and the highest non-GAAP EPS in 9 years, which capped a fiscal 2021 in which we outperformed our expectations,” said Dave Mosley, Seagate’s chief executive officer.

“Demand for data is rapidly accelerating in the cloud and at the edge, driving secular growth for mass capacity data storage. Seagate’s industry-leading product portfolio for mass data infrastructure places the company in an outstanding position to capitalize on robust demand trends, generate solid and increasing free cash flow and achieve our long-term financial objectives.”

Quarterly Financial Results

	GAAP		Non-GAAP
	FQ4 2021	FQ4 2020	FQ4 2021	FQ4 2020
Revenue ($M)	$3,013	$2,517	$3,013	$2,517
Gross Margin	29.4%	26.5%	29.6%	27.3%
Operating Margin	16.8%	10.6%	18.1%	14.8%
Net Income ($M)	$482	$166	$466	$311
Diluted Earnings Per Share	$2.07	$0.64	$2.00	$1.20

Annual Financial Results

	GAAP		Non-GAAP
	FY 2021	FY 2020	FY 2021	FY 2020
Revenue ($M)	$10,681	$10,509	10,681	$10,509
Gross Margin	27.3%	27.0%	27.7%	27.7%
Operating Margin	14.0%	12.4%	15.4%	14.7%
Net Income ($M)	$1,314	$1,004	$1,381	$1,311
Diluted Earnings Per Share	$5.36	$3.79	$5.64	$4.95

The Company generated $478 million in cash flow from operations and $354 million in free cash flow during the fiscal fourth quarter 2021. For fiscal year 2021, the Company generated $1.6 billion in cash flow from operations and $1.1 billion in free cash flow. Seagate maintained a healthy balance sheet and during the fiscal fourth quarter, the Company paid cash dividends of $154 million and repurchased 2.6 million ordinary shares for $228 million. For the full year, the Company paid cash dividends of $649 million and used $2.0 billion to repurchase 33.6 million ordinary shares, or 13% of the outstanding shares. Additionally, the Company raised $1.0 billion of debt and ended the fiscal year with cash and cash equivalents of $1.2 billion. There were 227 million ordinary shares issued and outstanding as of the end of the fiscal year.
For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.
Seagate has issued a Supplemental Financial Information document, which is available on Seagate’s Investor Relations website at investors.seagate.com.

Quarterly Cash Dividend
The Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of $0.67 per share, which will be payable on October 6, 2021 to shareholders of record as of the close of business on September 22, 2021. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Business Outlook
The business outlook for the fiscal first quarter 2022 is based on our current assumptions and expectations; actual results may differ materially, as a result of, among other things, the important factors discussed in the Cautionary Note Regarding Forward-Looking Statements section of this release.

The Company is providing the following guidance for its fiscal first quarter 2022:
•Revenue of $3.1 billion, plus or minus $150 million
•Non-GAAP diluted EPS of $2.20, plus or minus $0.15

Guidance regarding non-GAAP diluted EPS excludes known charges related to amortization of acquired intangible assets of $0.02 per share and estimated share-based compensation expenses of $0.15 per share.

We have not reconciled our non-GAAP diluted EPS guidance for fiscal first quarter 2022 to the most directly comparable GAAP measure because material items that may impact these measures are out of our control and/or cannot be reasonably predicted, including, but not limited to, accelerated depreciation, impairment and other charges related to cost saving efforts, restructuring charges, strategic investment losses or impairment recognized, income tax adjustments on these measures, and other charges or benefits that may arise. The amounts of these measures are not currently available, but may be material to future results. A reconciliation of the non-GAAP diluted EPS guidance for fiscal first quarter 2022 to the corresponding GAAP measures is not available without unreasonable effort. A reconciliation of our historical non-GAAP financial measures to their nearest GAAP equivalent is contained in this release.

Investor Communications
Seagate management will hold a public webcast today at 6:00 a.m. Pacific / 9:00 a.m. Eastern that can be accessed on its Investor Relations website at investors.seagate.com.

An archived audio webcast of this event will be available on Seagate’s Investor Relations website at investors.seagate.com shortly following the event conclusion.

About Seagate

Seagate Technology crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered data storage and management solutions with a focus on sustainable partnerships. A global technology leader for more than 40 years, the company has shipped over three billion terabytes of data capacity. Learn more about Seagate by visiting www.seagate.com or following us on Twitter, Facebook, LinkedIn, YouTube, and subscribing to our blog.

© 2021 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the Company’s plans, strategies and prospects, financial outlook for future periods, including the fiscal first quarter 2022, expectations regarding the Company’s products, our ability to ramp production, storage industry trends and market demand, shifts in technology, the Company’s ability to meet market and industry expectations and the effects of these future trends, the possible effects of the economic conditions worldwide resulting from the COVID-19 pandemic, and expectations on the Company’s business as well as dividend issuance plans for the fiscal quarter ending October 1, 2021 and beyond. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended July 3, 2020 filed with the U.S. Securities and Exchange Commission (“SEC”) on August 7, 2020, and in our Quarterly Reports on Form 10-Q filed with the SEC on October 29, 2020, January 28, 2021 and April 29, 2021. Additional information will also be set forth in the Company's Annual Report on Form 10-K for the year ended July 2, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.

The inclusion of Seagate’s website addresses in this press release are provided for convenience only. The information contained in, or that can be accessed through, Seagate’s websites and social media channels are not part of this press release.

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	July 2, 2021	July 3, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,209	$1,722
Accounts receivable, net	1,158	1,115
Inventories	1,204	1,142
Other current assets	208	135
Total current assets	3,779	4,114
Property, equipment and leasehold improvements, net	2,181	2,129
Goodwill	1,237	1,237
Other intangible assets, net	29	58
Deferred income taxes	1,117	1,120
Other assets, net	332	272
Total Assets	$8,675	$8,930
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,725	$1,808
Accrued employee compensation	282	224
Accrued warranty	61	69
Current portion of long-term debt	245	19
Accrued expenses	608	602
Total current liabilities	2,921	2,722
Long-term accrued warranty	75	82
Other non-current liabilities	154	183
Long-term debt, less current portion	4,894	4,156
Total Liabilities	8,044	7,143

Total Equity	631	1,787
Total Liabilities and Equity	$8,675	$8,930

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	For the Three Months Ended		For the Fiscal Years Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
	(unaudited)		(unaudited)
Revenue	$3,013	$2,517	$10,681	$10,509

Cost of revenue	2,128	1,850	7,764	7,667
Product development	232	222	903	973
Marketing and administrative	136	112	502	473
Amortization of intangibles	3	3	12	14
Restructuring and other, net	7	63	8	82
Total operating expenses	2,506	2,250	9,189	9,209

Income from operations	507	267	1,492	1,300

Interest income	—	1	2	20
Interest expense	(59)	(49)	(220)	(201)
Other, net	49	(59)	74	(87)
Other expense, net	(10)	(107)	(144)	(268)

Income before income taxes	497	160	1,348	1,032
Provision (benefit) for income taxes	15	(6)	34	28
Net income	$482	$166	$1,314	$1,004

Net income per share:
Basic	$2.11	$0.65	$5.43	$3.83
Diluted	$2.07	$0.64	$5.36	$3.79
Number of shares used in per share calculations:
Basic	228	257	242	262
Diluted	233	260	245	265

Cash dividends declared per ordinary share	$0.67	$0.65	$2.64	$2.58

SEAGATE TECHNOLOGY HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	For the Fiscal Years Ended
	July 2, 2021	July 3, 2020
	(unaudited)
OPERATING ACTIVITIES
Net income	$1,314	$1,004
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	397	379
Share-based compensation	112	109
Loss on redemption and repurchase of debt	1	58
Deferred income taxes	(4)	(6)
Other non-cash operating activities, net	(50)	52
Changes in operating assets and liabilities:
Accounts receivable, net	(42)	(127)
Inventories	(64)	(166)
Accounts payable	(14)	394
Accrued employee compensation	58	55
Accrued expenses, income taxes and warranty	(38)	(39)
Other assets and liabilities	(44)	1
Net cash provided by operating activities	1,626	1,714
INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(498)	(585)
Proceeds from sale of investments	29	7
Proceeds from the sale of assets	4	1
Purchases of investments	(4)	(58)
Maturities of short-term investments	3	—
Net cash used in investing activities	(466)	(635)
FINANCING ACTIVITIES
Redemption and repurchase of debt	(33)	(1,137)
Dividends to shareholders	(649)	(673)
Repurchases of ordinary shares	(2,047)	(850)
Taxes paid related to net share settlement of equity awards	(33)	(40)
Proceeds from issuance of long-term debt	1,000	994
Proceeds from issuance of ordinary shares under employee stock plans	108	103
Other financing activities, net	(19)	(2)
Net cash used in financing activities	(1,673)	(1,605)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	—	(1)
Decrease in cash, cash equivalents and restricted cash	(513)	(527)
Cash, cash equivalents and restricted cash at the beginning of the year	1,724	2,251
Cash, cash equivalents and restricted cash at the end of the year	$1,211	$1,724

Use of non-GAAP financial information

The Company uses non-GAAP measures of gross profit, gross margin, operating expenses, income from operations, operating margin, net income, diluted EPS, and free cash flow, which are adjusted from results based on GAAP to exclude certain benefits, expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain benefits, expenses, gains and losses that it believes are not indicative of its core operating results and because it is similar to the approach used in connection with the financial models and estimates published by financial analysts who follow the Company.
These non-GAAP results are some of the measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute or replacement for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in its industry.

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts, gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
GAAP Gross Profit	885	$667	$2,917	$2,842
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	3	2	3
Amortization of acquired intangible assets	1	9	12	38
Share-based compensation	6	7	28	27
Non-GAAP Gross Profit	$892	$686	$2,959	$2,910

GAAP Gross Margin	29.4%	26.5%	27.3%	27.0%
Non-GAAP Gross Margin	29.6%	27.3%	27.7%	27.7%

GAAP Operating Expenses	$378	$400	$1,425	$1,542
Amortization of acquired intangible assets	(3)	(2)	(12)	(11)
Restructuring and other, net	(7)	(63)	(8)	(82)
Share-based compensation	(19)	(22)	(84)	(82)
Other charges	(3)	—	(7)	(5)
Non-GAAP Operating Expenses	$346	$313	$1,314	$1,362

GAAP Income From Operations	$507	$267	$1,492	$1,300
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	3	2	3
Amortization of acquired intangible assets	4	11	24	49
Restructuring and other, net	7	63	8	82
Share-based compensation	25	29	112	109
Other charges	3	—	7	5
Non-GAAP Income From Operations	$546	$373	$1,645	$1,548

GAAP Operating Margin	16.8%	10.6%	14.0%	12.4%
Non-GAAP Operating Margin	18.1%	14.8%	15.4%	14.7%

GAAP Net Income	$482	$166	$1,314	$1,004
Accelerated depreciation, impairment and other charges related to cost saving efforts	—	3	2	3
Amortization of acquired intangible assets	4	11	24	49
Restructuring and other, net	7	63	8	82
Losses and costs recognized on the modification or early redemption and repurchase of debt	—	32	2	62
Strategic investment (gains) losses or impairment recognized	(50)	19	(87)	20
Share-based compensation	25	29	112	109
Other charges	3	1	21	5
Income tax adjustments	(5)	(13)	(15)	(23)
Non-GAAP Net Income	$466	$311	$1,381	$1,311

SEAGATE TECHNOLOGY HOLDINGS PLC
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts gross margin and operating margin)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	July 2, 2021	July 3, 2020	July 2, 2021	July 3, 2020
Shares used in diluted net income per share calculation	233	260	245	265
GAAP Diluted Net Income Per Share	$2.07	$0.64	$5.36	$3.79
Non-GAAP Diluted Net Income Per Share	$2.00	$1.20	$5.64	$4.95

GAAP Net Cash Provided by Operating Activities	$478	$388	$1,626	$1,714
Acquisition of property, equipment and leasehold improvements	124	114	498	585
Free Cash Flow	$354	$274	$1,128	$1,129

The Company’s Non-GAAP measures are adjusted for the following items:

Accelerated depreciation, impairment and other charges related to cost saving efforts
These expenses are excluded in the non-GAAP measures due to the inconsistency in amount and frequency and are excluded to facilitate a more meaningful evaluation of the Company’s current operating performance and comparison to its past periods’ operating performance.
Amortization of acquired intangible assets
The Company records expense from amortization of intangible assets that were acquired in connection with its business combinations over their estimated useful lives. Such charges are inconsistent in size and are significantly impacted by the timing and magnitude of the Company’s acquisitions. Consequently, these expenses are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Share-based compensation
These expenses consist primarily of expenses for employee share-based compensation. Given the variety of equity awards used by companies, the varying methodologies for determining share-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding share-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the Company’s peers, a majority of whom also exclude share-based compensation expense from their non-GAAP results.
Restructuring and other, net
Restructuring and other, net are costs associated with restructuring plans that are primarily related to costs associated with reduction in the Company’s workforce, exiting certain facilities and other related costs. These also exclude charges or gains from sale of properties. These costs or benefits do not reflect the Company’s ongoing operating performance and consequently are excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Losses and costs recognized on the modification or early redemption and repurchase of debt
From time to time, the Company incurs losses and fees from the early redemption and repurchase of certain long-term debt instruments. The losses represent the difference between the reacquisition costs and the par value of the debt extinguished. Other fees include any new fees associated with a modification and the write-off of any unamortized debt issuance costs associated with an extinguishment of debt. The amount of these charges may be inconsistent in size and varies depending on the timing of the repurchase of debt and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Strategic investment (gains) losses recognized
From time to time, the Company incurs losses or gains from strategic investments accounted for under the equity method of accounting or records downward or upward adjustments to the carrying value of strategic investments accounted for under the measurement alternative if an impairment or observable price adjustment is recognized in the current period that are not considered as part of its ongoing operating performance. The resulting expense or gain is inconsistent in amount and frequency and consequently is excluded from the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Other charges
The other charges primarily include write-offs related to an internal reorganization and IT transformation costs. These charges are inconsistent in amount and frequency and are excluded in the non-GAAP measures to facilitate a more meaningful evaluation of its current operating performance and comparison to its past periods’ operating performance.
Income tax adjustments
Provision or benefit for income taxes represents the tax effects of non-GAAP adjustments determined using a hybrid with and without method and effective tax rate for the applicable adjustment and jurisdiction.
Free cash flow
Free cash flow is a non-GAAP measure defined as net cash provided by operating activities less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect non-cash items, net cash used or provided by financing activities, and net cash used or provided by investing activities, other than acquisition of property, equipment and leasehold improvements. This non-GAAP financial measure is used by management to assess the Company's sources of liquidity, capital structure and operating performance.